Exhibit 10.6

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of January ___, 2015, between CBD Energy Limited, an Australian corporation (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively the “Purchasers”).

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Purchasers shall have the right to purchase from the Company, from time to time as provided herein, and the Company shall be obligated to issue to the Purchasers, Ordinary Shares of the Company, for a total aggregate cash purchase price of up to US$10,000,000.00 (the “Offering Amount”).

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

ARTICLE I.

DEFINITIONS

1.1     Definitions:

“Acquiring Person” shall have the meaning ascribed to such term in Section 4.5.

“Act” means the Australian Corporations Act 2001 (Cwth).

“Action” shall have the meaning ascribed to such term in Section 3.1(j).

“Administration” means the voluntary administration of the Company pursuant to Part 5.3A of the Act and the deed administration pursuant to the DOCA.

“Administrators” means Trevor Pogroske and Said Jahani in their former capacity as joint and several voluntary administrators of the Company.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.

“ASIC” means the Australian Securities and Investment Commission

“Associate”, in respect of a person, means any Affiliate of that person and any person with whom that person or an Affiliate of that person has entered into an agreement or arrangement (whether or not written or binding) or with whom that person or an Affiliate of that person is acting in concert, in relation to controlling the Company or its Board.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“BN Bridge Note” means that certain promissory note dated as of December 30, 2014 in the original principal amount of US$300,000.

“Class Action Suit” means Johnson v. CBD Energy Limited et al., No. 2:14-cv-997, in the U.S. District Court for the Eastern District of Texas, Marshall Division.

“Closing Date” means the date of the Initial Closing or Draw Down Closing, as applicable.

“Commission” means the United States Securities and Exchange Commission.

“Creditors Trust” means the trust to be constituted by and in accordance with the Trust Deed Establishing the CBD Energy Creditors Trust in a form approved by creditors of the Company pursuant to an amended and restated DOCA and under which the Deed Administrators in their capacity as trustees of a trust will hold the funds comprising the Deed Fund (as defined in the DOCA) in trust for such creditors.

“Deed Administrators” means Trevor Pogroske and Said Jahani in their capacity as joint and several deed administrators of the Company pursuant to the DOCA.

“Disclosure Schedules” means the Disclosure Schedules of the Company delivered concurrently herewith.

“DOCA” means that certain Deed of Company Arrangement adopted by the creditors of the Company at the meeting of Company creditors held on December 19, 2014, as such may be subsequently amended from time to time by requisite vote of such creditors in accordance with the Act.

“Draw Down” shall have the meaning set forth in Section 2.1(b).

“Draw Down Amount” shall have the meaning set forth in Section 5.1(a).

“Draw Down Closing” means the closing of the purchase and sale of Ordinary Shares pursuant to a Draw Down.

“Draw Down Notice Date” means the date that a Draw Down Notice is delivered to the Company pursuant to Section 5.1(a).

“Draw Down Settlement Date” shall have the meaning set forth in Section 5.1(b).

“Draw Down Notice” shall have the meaning set forth in Section 5.1(a).

“Draw Down Shares” means the Ordinary Shares issuable pursuant to a Draw Down.

“Draw Down Settlement Date” shall have the meaning set forth in Section 5.1(b).

“Equity Conditions” means, at the time or during the period in question, (i) there is no restriction on the issue of all of the Draw Down Shares (issued and issuable pursuant to this Agreement), and (ii) other than this Agreement, the Company, directly or indirectly, has not provided the Purchasers with any material, non-public information that has not been made publicly available in a widely disseminated release or a Commission filing.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Filing” means a filing of the Company with the SEC.

“Filing Date” shall have the meaning ascribed to such term in Section 4.12.

“GED Installment Obligation” means a final installment of $400,000 due to the former owners of Green Earth Developers LLC (“GED”).

“IFRS” shall have the meaning ascribed to such term in Section 3.1(h).

“Indebtedness” shall have the meaning ascribed to such term in Section 3.1(z).

“Initial Closing” means the initial closing of the purchase and sale of the Ordinary Shares pursuant to Section 2.1.

“Initial Closing Date” means January 7, 2015 or such other date as has been mutually agreed upon by the parties to this Agreement.

“Initial Subscription Amount” means, as to each Purchaser, the aggregate amount to be paid for the Ordinary Shares hereunder at the Initial Closing, as specified below such Purchaser’s name on the signature page of this Agreement and next to the heading “Initial Subscription Amount,” in United States dollars and in immediately available funds.

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.1(o).

“Liens” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(b).

“Material Permits” shall have the meaning ascribed to such term in Section 3.1(m).

“Minimum Dollar Amount” shall mean $25,000.

“Modification Agreement” means that certain agreement with the holders of Preferred Stock effective as January 7, 2015 to amend the rights and preferences thereof, a copy of which is attached hereto as Exhibit A.

“Money Laundering Laws” shall have the meaning ascribed to such term in Section 3.1(hh).

“OFAC” shall have the meaning ascribed to such term in Section 3.1(gg).

“Ordinary Shares” shall mean the ordinary shares of the Company.

“Ordinary Share Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Ordinary Shares, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Ordinary Shares.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Preferred Shares” means the up to 4,850 Series B Cumulative Convertible Preferred Shares, no par value, and having the rights, preferences and privileges approved in the adopting resolution of the Company Board of Directors and set forth in the Filings related thereto.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Purchaser Draw Down Amount” shall have the meaning ascribed to such term in Section 5.1(a).

“Purchaser Party” shall have the meaning ascribed to such term in Section 4.8.

“Purchaser Registration Statement” shall mean the Registration Statement on Form F-1 the Company shall be obligated to file, as contemplated by Section 4.12 to register for resale the Securities.

“Registration Date” shall have the meaning ascribed to such term in Section 4.12.

“Registration Statement” shall mean the Registration Statement on Form F-1, as amended (No. 333-194780) filed with the Commission, including the prospectus included in such Registration Statement.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

“Resolution” means the CBD Energy Limited ACN 010 966 793 Resolution, attached hereto as Exhibit B, authorizing the issuance of the Drawdown Shares issued and issuable in accordance with this Agreement and approving the Agreement and the transactions contemplated hereby including, without limitation, the issuance of the Drawdown Shares to the Purchasers.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC” means the Commission.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(h).

“Securities” means the Ordinary Shares issuable hereunder.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Settlement” means the delivery of Draw Down Shares to each applicable Purchaser, and each such Purchaser’s delivery of payment therefore by transfer to the Company’s bank account of immediately available funds.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable Ordinary Shares).

“Stated Price” means US0.037850 per Ordinary Share.

“Subsidiary” means any subsidiary of the Company after giving effect to the DOCA and the consummation of the acquisition of BlueNRGY LLC, a Delaware limited liability company.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Ordinary Shares are listed or quoted for trading on the date in question: the NYSE Amex, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, or the New York Stock Exchange (or any successors to any of the foregoing)..

“Transaction Documents” means this Agreement and all exhibits and schedules hereto, and any other documents or agreements, executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means Computershare, the current transfer agent of the Company, with a mailing address of 350 Indiana Street, Suite 750, Golden, Colorado 80401, and a facsimile number of (312) 601-2312, and any successor transfer agent of the Company.

ARTICLE II.

PURCHASE AND SALE

2.1       Purchase and Sale of Ordinary Shares.

(a)     Upon the terms and subject to the conditions of this Agreement, during the term of this Agreement, at their discretion, the Purchasers may elect to purchase from the Company and the Company shall be obligated to issue and allot to the Purchasers, Ordinary Shares at the Stated Price up to a total aggregate cash purchase price of US$10,000,000.00; provided, however, that at the Initial Closing and on the Initial Closing Date, upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and the Purchasers, severally and not jointly as provided herein, agree to purchase, an aggregate minimum of 34346,450 Ordinary Shares for an aggregate purchase price of not less than US$1.3 million ($0.03785 per share before giving effect to the planned share consolidation) and the holders of the GED Installment Obligation and the BN Bridge Note have severally and not jointly agreed to exchange those obligations for 10,568,032 Ordinary Shares and 7,926,024 Ordinary Shares respectively pursuant to separate exchange agreements.

(b)     At the Initial Closing:

(i)
each Purchaser shall deliver to the Company, via wire transfer of immediately available funds equal to such Purchaser’s Initial Subscription Amount as set forth on the signature page hereto executed by such Purchaser and the Company shall issue and allot to each Purchaser its respective Ordinary Shares as determined pursuant to Section 2.2(a), and the Company and each Purchaser shall deliver the other items set forth in Section 2.2 deliverable at the Initial Closing Date; and

(ii)
the Company and holders of the GED Installment Obligation and the BN Bridge Note shall execute agreements cancelling such obligations in form satisfactory to the Company and the Company shall issue and allot to each such holder its respective Ordinary Shares as determined pursuant to Section 2.2(a).

Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3, the Initial Closing shall occur at the offices of Szaferman, Lakiind Blumstein & Blader, PC or such other location as the parties shall mutually agree.

(c)          Following the Initial Closing, and subject to the terms and conditions of Article 5 of this Agreement, on or before February 15, 2015, the Purchasers shall have the right to make one or more additional investments (each a “Draw Down”) in an aggregate amount not to exceed US$8,000,000.00, in one or more Draw Down Closings, on a first come-first-served basis, subject to the consent of the Company in its sole discretion.

2.2       Initial Closing Deliverables.

(a)      On or prior to the Initial Closing Date, the Company shall deliver or cause to be delivered to each Purchaser the following:

(i)     a copy of this Agreement duly executed by the Company;

(ii)    documentary evidence that the Transfer Agent has been duly instructed to record on the Company’s Share register in the name of such Purchaser the issuance of that number of Ordinary Shares issuable hereunder for such Purchaser’s Initial Subscription Amount with legends affixed as deemed appropriate by the Transfer Agent; and

(b)     On or prior to the Initial Closing Date, each Purchaser shall deliver or cause to be delivered to the Company the following:

(i)     a copy of this Agreement duly executed by such Purchaser; and

(ii)    such Purchaser’s Initial Subscription Amount by wire transfer to the account as specified in writing by the Company.

2.3     Initial Closing Conditions.

(a)          The obligations of the Company hereunder in connection with the Initial Closing are subject to the following conditions being met:

(i)     the accuracy in all material respects on the Initial Closing Date of the representations and warranties of the Purchasers contained herein (unless as of a specific date therein);

(ii)    all obligations, covenants and agreements of each Purchaser required to be performed at or prior to the Initial Closing Date shall have been performed in all material respects; and

(iii)   the delivery by each Purchaser of the items set forth in Section 2.2(b) of this Agreement.

(b)     The respective obligations of the Purchasers hereunder in connection with the Initial Closing are subject to the following conditions being met:

(i)     the accuracy in all material respects when made and on the Initial Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein);

(ii)    all obligations, covenants and agreements of the Company required to be performed at or prior to the Initial Closing Date shall have been performed in all material respects;

(iii)   the delivery by the Company of this Agreement duly executed by the Company;

(iv)   there shall have been no Material Adverse Effect with respect to the Company since the date hereof; and

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

3.1     Representations and Warranties of the Company (and not the Deed Administrators). Except as set forth in the Registration Statement (including any SEC Reports incorporated by reference therein), the Company’s 6-K Filings subsequent to the effective date of the Registration Statement, the reports of the Administrator pursuant to Section 439 of the Act or the DOCA, or in the Disclosure Schedules, which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation or warranty otherwise made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules, the Company hereby makes the following representations and warranties to each Purchaser as of the date hereof, the Initial Closing Date and as of each Draw Down Settlement Date, as follows (unless as of a specific date therein):

(a)     Subsidiaries. Except as provided in the DOCA, the Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities, except for a warrant to purchase 800,000 shares of BlueNRGY LLC that remains outstanding as of the date hereof.

(b)     Organization and Qualification. Each of the Company and its Subsidiaries has been duly organized and is validly existing as a corporation under the laws of its jurisdiction of incorporation or formation. Where applicable under the laws of its jurisdiction of incorporation or formation, each Subsidiary is in good standing under such laws. Where applicable under the laws of each jurisdiction in which the Company or its Subsidiaries owns or leases real property or in which the conduct of its business makes qualification necessary, each of the Company and its Subsidiaries is in good standing under such laws. Each of the Company and its Subsidiaries has the appropriate power and authority to own its properties and conduct its business as currently being carried on and as described in the Registration Statement, and is duly qualified to do business as a foreign entity in each jurisdiction in which it owns or leases real property or in which the conduct of its business makes such qualification necessary and in which the failure to so qualify would have a material adverse effect upon the business, prospects, properties, operations, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole, or in its ability to perform its obligations under this Agreement (“Material Adverse Effect”).

(c)     Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s shareholders in connection therewith other than in connection with the Required Approvals. Each Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d)     No Conflicts. The execution, delivery and performance by the Company of the Transaction Documents, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby to which it is a party do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s organizational documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e)     Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any prior notice to, or make any prior filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) the filings required pursuant to Section 4.4 of this Agreement, (ii) application(s), if any, to the Trading Market for the issuance and sale of the Securities for trading thereon in the time and manner required thereby and (iii) such filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”).

(f)     Issuance of the Securities; Registration. The Securities, when issued and paid for in accordance with the applicable Transaction Documents, will be validly issued and fully paid, free and clear of all Liens imposed by the Company. The Company has no restriction on its power or authority to issue the maximum number of Ordinary Shares issuable pursuant to this Agreement.

(g)     Capitalization. The capitalization of the Company is as set forth in the Registration Statement, except as modified as stated in subsequent Filings and the DOCA except for (i) the GED Installment Obligation which will be satisfied by the issuance of 10,568,032 Ordinary Shares pursuant to subscription hereto, (ii) the obligations under the BN Bridge Note in the original principal amount of $300,000 which will be satisfied by the issuance of 7,026,024 Ordinary Shares pursuant to subscription hereto, (iii) the consummation of the acquisition of BlueNRGY LLC and creation of the incentive share pool as contemplated in the DOCA and (iv) the agreement with the holders of Preferred Shares to amend the conversion price and other terms thereof in accordance with the Modification Agreement. Other than in accordance with the preceding sentence, the Company has not issued any capital stock since the effective date of the Registration Statement, other than pursuant to the exercise of employee stock options under the Company’s stock option plans or the issuance of Ordinary Shares to employees pursuant to the Company’s employee stock purchase plans, if any. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as a result of the purchase and sale of the Securities, and except as disclosed or described in the Registration Statement (including in the SEC Reports incorporated therein), the Company’s subsequent Filings and the DOCA and for stock options and other equity grants to employees made under the Company’s existing stock plans, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any Ordinary Shares, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional Ordinary Shares or Ordinary Share Equivalents. Except as contemplated in the Modification Agreement, the issuance and sale of the Securities will not obligate the Company to issue Ordinary Shares or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. All of the outstanding shares of capital stock of the Company issued outside of the Registration Statement have been duly authorized and are validly issued and fully paid, have been issued in compliance with the l laws of Australia and all of the outstanding Ordinary Shares issued pursuant to the Registration Statement were issued in compliance with all applicable federal and state securities laws. None of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any shareholder, the Board of Directors or others is required for the issuance and sale of the Securities. Except as set forth in the DOCA and the Creditors Trust (if approved), there are no shareholder agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s shareholders.

(h)     SEC Reports; Financial Statements. Other than its Annual Report on Form 20-F (including the audited financial statements required to be included therein), the Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for such period as the Company has been required by law or regulation to file such material) (the foregoing materials and the Registration Statement including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.

Except as disclosed in the Company’s Filings subsequent to the Registration Statement, including the notice that the Company’s Audited Financial Statements for its fiscal years ended on June 30, 2012 and 2013 and its unaudited interim financial statements as of and for the six months ended December 31, 2013 could not be relied upon and that disclosures of related party transactions may not be accurate, as of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company has never been an issuer subject to Rule 144(i) under the Securities Act. As a result of the Administration and effectiveness of the DOCA, certain businesses have been discontinued or are excluded from ongoing operations of the Company and the financial condition of the Company varies materially from that reflected in the SEC Reports.

(i)     Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof or the public reports of the Administrator or the effectiveness of the DOCA and the transactions contemplated therein (i) there has been no subsequent event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any material additional liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice (B) liabilities not required to be reflected in the Company’s financial statements pursuant to IFRS or disclosed in filings made with the Commission or (C) the liabilities to the former shareholders of GED described in Section 3.1(g) hereof, (iii) the liabilities under the BN Bridge Note, (iv) the Company has not altered its method of accounting, (v) the Company has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (vi) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the Commission any request for confidential treatment of information. Except for the effectiveness of the DOCA and the transactions contemplated therein and the issuance of the Securities contemplated by this Agreement, including the conditional issuance of additional Securities as noted in Section 3.1(g) hereof, no event, liability or development that could reasonably be expected to result in a Material Adverse Effect has occurred or exists with respect to the Company or its Subsidiaries or their respective business, properties, operations or financial condition that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one Trading Day prior to the date that this representation is made.

(j)     Litigation. Other than with respect to past due unpaid trade claims incurred in the ordinary course, the past-due obligation to pay the final installment of $400,000 for the acquisition of GED as described in Section 3.1(g) hereof, the Class Action Suit and an ongoing investigation by Nasdaq and ASIC, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which was not disclosed in the Registration statement or subsequent Filing and (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect after the effectiveness of the DOCA. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(k)     Labor Relations. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect, to the knowledge of the Company, none of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good.

No executive officer of the Company or any Subsidiary, to the knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance in all material respects with all applicable laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(l)     Compliance. After giving effect to the Administration, except as described in the SEC Reports or any public report of the Administrator, neither the Company nor any Subsidiary: (i) is in violation of any judgment, decree or order of any court, arbitrator or governmental body or (ii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business and all such laws that affect the environment, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(m)     Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, subject to the effect of the DOCA, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(n)     Title to Assets. The Company and the Subsidiaries have good and marketable title to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for Liens reflected in the Company’s Financial Statements or disclosed in Filings made subsequent to the Registration Statement, in all cases as modified by applicable provisions of the DOCA, such Liens that do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries, and Liens for the payment of taxes, for which appropriate reserves have been made in accordance with IFRS, and the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance.

(o)     Patents and Trademarks. To its knowledge, the Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or material for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). To the knowledge of the Company, neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person. To the knowledge of the Company, all Intellectual Property Rights that it owns or has rights to are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of their intellectual property that consist of trade secrets, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(p)     Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(q)     Transactions With Affiliates and Employees. Except as set forth in the SEC Reports, none of the officers or directors of the Company or any Subsidiary as of the date hereof and, to the knowledge of the Company, none of the employees of the Company, is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors) other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company, (iii) other employee benefits, including stock option agreements under any stock option plan of the Company and (iv) subscriptions hereunder.

(r)     Sarbanes-Oxley; Internal Accounting Controls. As set forth in the Registration Statement, the Company is not in compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission thereunder that are effective with respect to the Company and its Subsidiaries and the Company has material control deficiencies including, without limitation, material weaknesses noted in the Registration Statement. Notwithstanding the foregoing, the Company covenants to maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(s)     Certain Fees. Except as set forth on Schedule 3.1(s) hereto, no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

(t)     Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(u)     Registration Rights. Except for the registration rights contemplated by Section 4.12 hereof and the rights of the holders of Preferred Shares, other than rights which have expired or as to which the Company has previously filed effective registration statements, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.

(v)     Listing and Maintenance Requirements. The Company’s ordinary shares were originally registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Company’s ordinary shares under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration, it being understood that the Company is delinquent in filing its Annual Report on Form 20-F and correcting misstatements in SEC Reports previously filed and such failures could result in the termination of the Company’s Ordinary Share registration. The Company has disclosed in the SEC Reports, that it has received notice from the Nasdaq Capital Market that the Company is not in compliance with the listing or maintenance requirements of such Trading Market, Nasdaq has halted trading in its securities and Purchaser acknowledges that there is risk that the Company’s securities may not be permitted to trade in the future in a Trading Market. Notwithstanding the foregoing, the Company covenants to make best efforts to regain compliance with applicable listing and maintenance requirements.

(w)     Takeover Protections. The Company is subject only to the takeover constraints under Australian Law and subsequent thereto there have been no changes in the Company’s governing documents, shareholder agreements or other factors known to the Company or its management that would have a material adverse effect on the exercise of the rights of Purchasers under the Transaction Documents and with respect to the applicable takeover constraints, including without limitation as a result of the Company’s issuance of the Securities and the Purchasers’ ownership of the Securities.

(x)     Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that it believes constitutes or might constitute material, non-public information which is not otherwise disclosed in the SEC Reports or other sources of public information. The Company understands and confirms that the Purchasers will rely on the foregoing representation in effecting transactions in securities of the Company. All of the disclosure furnished, taken as a whole, by or on behalf of the Company to the Purchasers regarding the Company, its business and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.

(y)     No Integrated Offering. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

(z)     Solvency. Upon effectiveness of the DOCA, the Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the insolvency or reorganization laws of Australia within the applicable preference period. The DOCA and transaction documents referenced therein set forth, as of the effective date, all outstanding secured and unsecured Indebtedness of the Company and BlueNRGY LLC and the indebtedness of the Company’s other Subsidiaries (after giving effect to the DOCA) is described in the Registration Statement and subsequent Filings made prior to the date hereof. For the purposes of this Agreement, “Indebtedness” means (x) any liabilities for borrowed money or amounts owed (other than trade payables and accruals incurred in the ordinary course of business in accordance with IFRS, (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments due under leases required to be capitalized in accordance with IFRS. Except as described in the SEC Reports and noted in Section 3.1(g) hereof, neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

 (aa)     Tax Status. After giving effect to the DOCA, except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and each Subsidiary has filed all required tax returns and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a tax deficiency which has been asserted or threatened against the Company or any Subsidiary, other than as disclosed in the SEC reports.

(bb)     Foreign Corrupt Practices. Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(cc)     Accountants. The Company’s accounting firm has resigned and the Company is evaluating proposals from other accounting firms that, to the knowledge and belief of the Company, are (i) registered public accounting firm as required by the Exchange Act and (ii) shall express its opinion with respect to the financial statements to be included in the Company’s Annual Report for the years ending June 30, 2014, 2013 and 2012. The Company covenants to appoint a new accounting firm prior to January 30, 2015.

(dd)     Acknowledgment Regarding Purchasers’ Purchase of Securities. The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchasers’ purchase of the Securities. The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(ee)     Acknowledgement Regarding Purchasers’ Trading Activity. Anything in this Agreement or elsewhere herein to the contrary notwithstanding (except for Sections 3.2(e) and 4.14 hereof), it is understood and acknowledged by the Company that: (i) past or future open market or other transactions by any Purchaser, specifically including, without limitation, Short Sales or “derivative” transactions, before or after the closing of this or future transactions, may negatively impact the market price of the Company’s publicly-traded securities; (ii) any Purchaser, and counter-parties in “derivative” transactions to which any such Purchaser is a party, directly or indirectly, presently may have a “short” position in the Ordinary Shares, and (iii) each Purchaser shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction. The Company further understands and acknowledges that (y) one or more Purchasers may engage in hedging activities at various times during the period that the Securities are outstanding, and (z) such hedging activities (if any) could reduce the value of the existing shareholders’ equity interests in the Company at and after the time that the hedging activities are being conducted. The Company acknowledges that such aforementioned hedging activities do not constitute a breach of any of the Transaction Documents.

(ff)     Regulation M Compliance. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than the Company’s underwriters in connection with the placement of the Securities pursuant to the Registration Statement and in compliance with applicable regulations.

(gg)     Office of Foreign Assets Control. Neither the Company nor any Subsidiary nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

(hh)     Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

3.2     Representations and Warranties of the Purchasers. Each Purchaser, for itself and for no other Purchaser, hereby represents and warrants as of the date hereof, the Initial Closing Date and as of each Draw Down Settlement Date to the Company as follows (unless as of a specific date therein):

(a)     Organization; Authority. Such Purchaser is either an individual or an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and performance by such Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of such Purchaser. Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)     Understandings or Arrangements. Such Purchaser is acquiring the Securities as principal for its own account and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities (this representation and warranty not limiting such Purchaser’s right to sell the Securities pursuant to the Purchaser Registration Statement or otherwise in compliance with applicable federal and state securities laws). Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business.

(c)     Purchaser Status. At the time such Purchaser was offered the Securities, it was, and as of the date hereof it is, and on the date of each Draw Down Notice, and on each date on which it converts any Preferred Shares, it will be either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act. Such Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

(d)     Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e)     General Solicitation. Such Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(f)     Certain Transactions and Confidentiality. Other than consummating the transactions contemplated hereunder, such Purchaser has not, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, directly or indirectly executed Short Sales of the securities of the Company during the period commencing as of the time that such Purchaser first received a term sheet (written or oral) setting forth the material terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement. Other than to other Persons party to this Agreement, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

(g)     Need for additional financing. Such Purchaser understands that it is likely that the Company will need to obtain additional financing following consummation of this Agreement in order to fully execute its current business plan and objectives and to continue as a going concern. Such financing could be in the form of an issue or issues of equity or debt or equipment lease financing or a combination of the foregoing. Such financing could lead to material dilution to the Company’s then existing equity holders and could provide for terms that restrict the operations of the Company. There can be no assurance that any additional financing following the consummation of this Agreement will be available to the Company on commercially reasonable terms or at all. In the event the Company is unable to obtain additional financing, it may not be able to fully execute its business plan and objectives and could be forced to curtail some or all of its operations or to liquidate, resulting in a total loss of Purchaser’s investment in the Securities.

(h)     Such Purchaser understands and recognizes that the purchase of the Securities is highly speculative and involves a high degree of risk and that only investors who can afford the loss of their entire investment should consider investing in the Company. Such Purchaser has reviewed the risk factors in the SEC Reports.

(i)     The address of such Purchaser furnished by him/her on the signature pages hereto is the undersigned’s principal residence if he/she is an individual or its principal business address if it is a corporation or other entity.

(j)     If such Purchaser is not a United States person, it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to purchase the Securities or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Securities. Such Purchaser’s payment for, and its continued beneficial ownership of the Securities, will not violate any applicable securities or other laws of the Purchaser’s jurisdiction.

The Company acknowledges and agrees that the representations contained in Section 3.2 shall not modify, amend or affect such Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transaction contemplated hereby.

ARTICLE IV.

OTHER AGREEMENTS OF THE PARTIES

4.1     Share Cap. Notwithstanding anything herein to the contrary, no Purchaser shall acquire voting securities or power over voting rights attached to such securities or control over the disposal of voting securities pursuant hereto if it would result in the maximum number of voting securities in the capital of the Company held by any person, when aggregated with voting securities held by any Associate of such person (i) exceeding 19.9% of the outstanding voting securities of the Company or (ii) having voting power over more than 19.9% of the combined voting power of the then outstanding voting securities of the Company, or (iii) otherwise exceed such number of voting securities that would violate applicable takeover provisions of the Act (the “Share Cap”).

4.3     Acknowledgment of Dilution. The Company acknowledges that the issuance of the Securities may result in dilution of the outstanding Ordinary Shares, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligations under the Transaction Documents, including, without limitation, its obligation to issue the Underlying Shares pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against any Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other shareholders of the Company.

4.4     Furnishing of Information. Until the time that no Purchaser owns Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act even if the Company is not then subject to the reporting requirements of the Exchange Act.

4.5     Integration. The Company shall not sell, offer for sale or solicit offers to buy any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

4.6     Securities Laws Disclosure; Publicity. The Company shall, by 9:00 a.m. (New York City time) on the second Trading Day immediately following the Initial Closing Date, file a Report on Form 6-K, disclosing the material terms of the transactions contemplated hereby, including the Transaction Documents and other documents as exhibits thereto as required. In the event of a Draw Down at which the investment amount (cumulated with any prior but not yet publicly announced Draw Downs) equals or exceeds $500,000, the Company shall, by 9:00 a.m. (New York City time) on the second Trading Day immediately following the date of the Draw Down Notice, issue a press release or file a Report on Form 6-K, disclosing the material terms of the proposed Draw Down (and of any prior, undisclosed Draw Downs). From and after the issuance of each such Form 6-K, the Company shall have publicly disclosed all material, non-public information delivered to any of the Purchasers by the Company or any of its subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. The Company and each Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor any Purchaser shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of any Purchaser, or without the prior consent of each Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except (a) as required by federal securities law in connection with the filing of final Transaction Documents (including signature pages thereto) with the Commission, (b) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Purchasers with prior notice of such disclosure permitted under this clause (b) or as required by applicable regulation to comply with Section 4.12 hereof.

4.7     Shareholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that any Purchaser is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and the Purchasers.

4.8     Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company covenants and agrees that neither it, nor any other Person acting on its behalf will provide any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Purchaser shall have executed a written agreement with the Company regarding the confidentiality and use of such information. The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

4.9           Indemnification of Purchasers. Subject to the provisions of this Section 4.7, the Company will indemnify and hold each Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any material breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against a Purchaser in any capacity, or any of them or their respective Affiliates, by any shareholder of the Company who is not an Affiliate of such Purchaser, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of such Purchaser’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser may have with any such shareholder or any violations by such Purchaser of state or federal securities laws or any conduct by such Purchaser which constitutes fraud, gross negligence, willful misconduct or malfeasance). If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Purchaser Party under this Agreement (y) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents.

4.11           Listing of Ordinary Shares. The Company hereby agrees to use all commercially reasonable efforts to maintain the listing of the Ordinary Shares on the Trading Market on which it is currently listed or an alternative national securities market in the United States of America. The Company further agrees, if the Company applies to have the Ordinary Shares traded on any other non-U.S. Trading Market, it will then include in such application all of the Underlying Shares, and will take such other action as is necessary to cause all of the Underlying Shares to be listed or quoted on such other Trading Market as promptly as possible. The Company will then take all action reasonably necessary to continue the listing and trading of its Ordinary Shares on a Trading Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market.

4.12           Equal Treatment of Purchasers. No consideration (including any modification of any Transaction Document) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended for the Company to treat the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

4.13           Certain Transactions and Confidentiality. Each Purchaser, severally and not jointly with the other Purchasers, covenants that neither it nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any purchases or sales, including Short Sales of any of the Company’s securities during the period commencing with the execution of this Agreement and ending at such time that the transactions contemplated by this Agreement are first publicly announced pursuant to the Form 6-K as described in Section 4.4. Each Purchaser, severally and not jointly with the other Purchasers, covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company pursuant to the Form 6-K as described in Section 4.4, such Purchaser will maintain the confidentiality of the existence and terms of this transaction and the information included in the Transaction Documents and the Disclosure Schedules.

Notwithstanding the foregoing and notwithstanding anything contained in this Agreement to the contrary, the Company expressly acknowledges and agrees that (i) no Purchaser makes any representation, warranty or covenant hereby that it will not engage in effecting transactions in any securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the Form 6-K as described in Section 4.4, (ii) no Purchaser shall be restricted or prohibited from effecting any transactions in any securities of the Company in accordance with applicable securities laws from and after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the Form 6-K as described in Section 4.4 and (iii) no Purchaser shall have any duty of confidentiality to the Company or its Subsidiaries after the issuance of the Form 6-K as described in Section 4.4. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.

4.14           Purchaser Registration Statement. The Company shall file a registration statement to register the Securities (“Purchaser Registration Statement”) as soon as practicable after the Initial Closing Date, but in no event more than 30 days following the filing of the Company’s Annual Report on Form 20-F for the fiscal year ended June 30, 2014 (the “Filing Date”) and shall take all reasonable steps to ensure that the Purchaser Registration Statement is declared effective by the Commission within 180 days following the Initial Closing Date (the “Registration Date”). The Company shall [pay a cash penalty to each Purchaser of 0.5% per month of the Offering Amount (without duplication) for each full month elapsed after the 210th day following the Initial Closing Date for failure to timely meet the foregoing Filing Date or Registration Date requirements. The penalty described in the foregoing sentence shall not apply after such time as the Purchaser is eligible to sell Securities pursuant to an exemption from registration provided by Rule 144 of the Securities Act.

4.15           Limitation of liability of Deed Administrators. Notwithstanding any other provision of this Agreement or any other Transaction Documents, and to the maximum extent permitted by law:

  (a)           the Deed Administrators are not entering into this document personally and do not make, or repeat, any of the representation or Warranties which are made by any party (including the Company) to this document or any other Transaction Documents;

  (b)           the Deed Administrators shall have no personal liability whatsoever in relation to any obligation, breach, act or omission under this document or any other Transaction Documents;

  (c)           no person may bring any proceedings against the Administrators in their personal capacities in respect of any obligation, breach, act or omission in connection with or related to the entry into or performance of this document or any other Transaction Documents; and

  (d)           the Deed Administrators, in their personal capacities shall have no obligations under this document or any other Transaction Documents.

ARTICLE V.

DRAW DOWNS

5.1      Draw Down Terms.

(a)           Each Purchaser must inform the Company by delivering on or before February15, 2015, a Draw Down Notice, in the form of Exhibit C hereto (the “Draw Down Notice”), via facsimile or email transmission in accordance with Section 7.3, as to the dollar amount of the Purchaser’s proposed Draw Down (the “Purchaser Draw Down Amount”) such Purchaser wishes to exercise; provided, however, that any Draw Down must be for at least the Minimum Dollar Amount.

(b)           Each Draw Down will be settled on or before the 3rd Trading Day after delivery of such Draw Down Notice, but no later than February 20, 2015 (“Draw Down Settlement Date”). The number of Ordinary Shares to be issued upon each settlement of a Draw Down shall equal the Purchaser Draw Down Amount divided by the Stated Price.

5.2      Conditions Precedent to the Obligation of the Company to sell Draw Down Preferred Shares. The obligation hereunder of the Company to proceed to sell and issue Draw Down Preferred Shares in each Draw Down under this Agreement, if any, is subject to the satisfaction as of such Draw Down Settlement Date of each of the conditions set forth below, which conditions are for the Company’s sole benefit and may be waived by the Company in writing at any time in its sole discretion:

(a)     Each of the representations and warranties of each participating Purchaser contained herein shall be true and correct in all material respects as of such Draw Down Closing Date as though made at that time (except for representations and warranties that speak as of a particular date, which shall be true and correct in all material respects as of such dates).

(b)     The Purchasers shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchasers at or prior to such Draw Down Settlement Date.

(c)     On each applicable Draw Down Notice Date, all of the Equity Conditions shall be satisfied.

(d)     The Purchaser Draw Down Amount for such Draw Down shall not be less than the Minimum Dollar Amount, and

(e)     The closing deliverables described in Section 5.3(b) shall have been delivered to the Company.

(f)     A majority of the Board of Directors shall have accepted, in its sole discretion, the Draw Down Notice for the amount an number of Ordinary Shares reflected therein.

5.2     Conditions Precedent to the Obligation of the Purchasers to purchase Draw Down Shares. The obligation hereunder of the Purchasers to acquire and pay for Draw Down Shares is subject to the satisfaction as of each Draw Down Settlement Date, of each of the conditions set forth below, which conditions are for the Purchasers’ sole benefit and may be waived by the Purchasers in writing at any time in their sole discretion:

(a)     Each of the representations and warranties of the Company shall be true and correct in all material respects as of such Draw Down Settlement Date as though made at that time (except for representations and warranties that speak as of a particular date, which shall be true and correct in all material respects as of such date).

(b)     The Company shall have performed, satisfied and complied in all material respects with all material covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to such Draw Down Settlement Date.

(d)     There shall have been no Material Adverse Effect with respect to the Company.

(e)     On each applicable Draw Down Notice Date and Draw Down Settlement Date, all of the Equity Conditions shall be satisfied and none of the events set forth in Section 2.3(b)(v) shall have occurred.

5.3     Draw Down Closing Deliverables.

(a)     On or prior to the Draw Down Settlement Date, the Company shall deliver or cause to be delivered to each participating Purchaser documentary evidence that the Transfer Agent has been duly directed to record, on the Company’s Share register in the name of such Purchaser the Draw-Down Shares for each Draw-Down Notice; the number of Draw Down Preferred Shares ascribed to each such Purchaser shall equal such Purchaser’s Purchaser Draw Down Amount divided by the Stated Value; and

(b)     On or prior to the Draw Down Settlement Date, each participating Purchaser shall deliver or cause to be delivered to the Company such Purchaser’s Purchaser Draw Down Amount by wire transfer to the account as specified in writing by the Company.

ARTICLE VI.

TERMINATION

6.1     Termination. This Agreement may be terminated by any Purchaser, as to such Purchaser’s obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Purchasers, by written notice to the Company on or before the Initial Closing Date; provided, however, that no such termination will affect the right of any party to sue for any breach by the other party (or parties).

ARTICLE VII.

MISCELLANEOUS

7.1     Fees and Expenses. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchasers.

7.2     Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

7.3     Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or via email at the email address set forth on the signature pages attached hereto prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or via email at the email address set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto and may be changed upon three days’ notice in accordance with the terms of this Section 8.7.

7.4     Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment prior to the Initial Closing, by the Company and the Purchasers holding 100% of the Initial Subscription Amount, in the case of an amendment subsequent to the Initial Closing, by the Company and the holders of 67% of the Drawdown Shares then outstanding or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

7.5     Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

7.6     Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser (other than by merger). Any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Purchasers.”

7.7     No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.7.

7.8     Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then, in addition to the obligations of the Company under Section 4.7, the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

7.9     Survival. The representations and warranties contained herein shall survive the Initial Closing and the delivery of the Securities.

7.10     Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

7.11     Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

7.12     Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

7.13     Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefore, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

7.14     Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

7.15     Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

7.16     Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in their review and negotiation of the Transaction Documents. The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by any of the Purchasers.

7.17     Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

7.18     Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto. In addition, each and every reference to share prices and Ordinary Shares in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Ordinary Shares that occur after the date of this Agreement.

7.19     WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

CBD ENERGY LIMITED

By:
Name:
Title: Authorized Signatory

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGE FOR PURCHASER FOLLOWS

[PURCHASER SIGNATURE PAGES TO CBD ENERGY LIMITED SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: _________________________________

Signature of Authorized Signatory of Purchaser: ___________________________________________________________________________

Name of Authorized Signatory: ________________

Title of Authorized Signatory: ________________________

Email Address of Authorized Signatory: __________________

Facsimile Number of Authorized Signatory: ______________

Address for Notice of Purchaser:
_________________________

(Optional) Address for DRS Delivery of Securities for Purchaser (if not same as address for notice):

Initial Subscription Amount: ______________(_____________ U.S. dollars)

Number of Ordinary Shares: _____________(before giving effect to any share consolidation)

EIN Number: ___________________________

[SIGNATURE PAGES CONTINUE]

Exhibit A

MODIFICATION AGREEMENT
(Attached)

Exhibit B

RESOLUTION

(Attached)

Exhibit C

DRAW DOWN NOTICE / COMPLIANCE CERTIFICATE

The undersigned hereby certifies, with respect to Ordinary Shares of CBD Energy Limited, an Australian corporation (the “Company”), issuable in connection with this Draw Down Notice and Compliance Certificate dated January ___, 2014 (the “Notice”), delivered pursuant to the Securities Purchase Agreement dated as of January ___, 2014 (the “Agreement”), as follows:

1.          The undersigned is the duly appointed ____________________ (“Purchaser”).

2.          The representations and warranties of Purchaser set forth in the Agreement are true and correct in all material respects as though made on and as of the date hereof, except for representations and warranties which are expressly made as of a particular date.

3.          Purchaser has performed, satisfied and complied in all material respects with all covenants, agreements and conditions required under the Agreement to be performed, satisfied or complied with by Purchaser at or prior to the date of this Draw Down Notice.

4.          The Purchaser Draw Down Amount is _______.

5.          The number of Draw Down Shares is_________.

6.          The Draw Down Settlement Date is January __, 2014.

The undersigned has executed this Certificate this ____ day of January, 2014.

PURCHASER ________________

By: ____________________________________________

Name: ___________________

Title: ______________